Registration No. 333-79763

As filed with the Securities and Exchange Commission on January 18, 2002

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SHOPKO STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	41-0985054
(State of Incorporation)	(I.R.S. Employer Identification No.)

700 Pilgrim Way Green Bay, Wisconsin 54307-9060 (920) 429-2211 (Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

William J. Podany
President and Chief Executive Officer
ShopKo Stores, Inc.
700 Pilgrim Way
Green Bay, Wisconsin 54307-9060
(920) 429-2211
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Randall J. Erickson
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF SECURITIES

        ShopKo Stores, Inc. ("ShopKo") previously filed Registration Statement No. 333-79763 (as amended, the "Registration Statement") on Form S-3 relating to securities of ShopKo having an aggregate value of $500,000,000 to be offered from time to time pursuant to Rule 415 under the Securities Act of 1933. The Registration Statement was declared effective by the SEC on July 14, 1999. As of the date of this Post-Effective Amendment No. 1, securities having a value of $154,962,500 have been sold pursuant to the Registration Statement. ShopKo files this Post -Effective Amendment No. 1 to deregister the remaining $345,037,500 of securities that remain unsold as of the date this Amendment is filed.

SIGNATURES

        Pursuant to the requirements of Rule 478(a) of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 17th day of January, 2002.

ShopKo Stores, Inc.

By: /s/ William J. Podany
William J. Podany
President and Chief Executive Officer